EXHIBIT 16.1

Frumkin, Lukin & Zaidman CPAs PC
Rockville Centre, New York

May 14, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Map Financial Group, Inc.
File No. 333-153726

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Map Financial Group, Inc. dated May 13, 2009 and agree with the statements relating only to, Frumkin, Lukin & Zaidman CPAs PC, contained herein.

Very truly yours,

By:	/s/ Frumkin, Lukin & Zaidman CPAs PC
Frumkin, Lukin & Zaidman CPAs PC